EXHIBIT 11

                                 BACOU USA, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 -----------------------------------------------
                                 (in thousands)
                                   (unaudited)



                                                            Three Months Ended               Six Months Ended
                                                                 June 30,                       June 30,
                                                         ---------------------------     ----------------------------
                                                           1998            1999            1998            1999
                                                         -----------     -----------     -----------    -------------

Basic:
Weighted average shares outstanding                        17,599          17,619          17,596           17,618
                                                         ===========     ===========     ===========    =============
Net income                                                 $6,099          $7,908          $8,835          $13,382
                                                         ===========     ===========     ===========    =============
Per share amount                                            $0.35           $0.45           $0.50           $ 0.76
                                                         ===========     ===========     ===========    =============

Diluted:
Weighted average shares outstanding                        17,599          17,619          17,596           17,618
Net effect of dilutive stock options based on the
  treasury stock method using the average market
  price                                                       132              27              92               98
                                                         -----------     -----------     -----------    -------------

Total diluted shares                                       17,731          17,646          17,688           17,716
                                                         ===========     ===========     ===========    =============

Net income                                                 $6,099          $7,908          $8,835          $13,382
                                                         ===========     ===========     ===========    =============
Per share amount                                            $0.35           $0.45           $0.50           $ 0.76
                                                         ===========     ===========     ===========    =============